QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Oregon Steel Mills, Inc. of our report dated March 22, 2002 relating to the financial statements and financial statement schedule, which appear in Oregon Steel Mills, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Portland, Oregon
October 21, 2002

QuickLinks

EXHIBIT 23.1